EXHIBIT 7

                                FORM OF H WARRANT


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                                                                       EXHIBIT 7

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE. THE TRANSFERABILITY OF THESE SECURITIES IS FURTHER SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF JULY 29, 1997 AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

                                LOGIMETRICS, INC.

                    Common Stock Purchase Warrant - Series H

            LOGIMETRICS, INC. (the "Company"), a Delaware corporation, hereby certifies that, for value received, Gerald B. Kramer, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company Thirty-Eight Thousand Three Hundred Seventy One (38,371) fully paid and non-assessable shares of Common Stock, par value $.0l per share, of the Company (the "Common Stock"), at a purchase price, subject to the provisions of Paragraph 3 hereof, of sixty cents ($.60) per share (the "Purchase Price") at any time prior to July 29, 2004. The number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant.

      1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder hereof ("Holder") surrendering this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its office in Bohemia, New York (or such other office as may be designated by the Company from time to time), accompanied by payment (in cash or by certified or official bank check). This Warrant may be exercised for less than the full number of shares of Common Stock at the time called for hereby, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his nominee.

      2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within five (5) business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or other securities or property to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share interest to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share of Common Stock or other securities to which such Holder shall be so entitled.

      3. ADJUSTMENT FOR ISSUE OR SALE OF COMMON STOCK AT LESS THAN


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PURCHASE PRICE. In case, at any time or from time to time after the date of issuance of this Warrant ("Issuance Date"), the Company shall issue or sell shares of its Common Stock (other than any Common Stock issuable upon the exercise or conversion of (i) the Company's Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due 1999 (the "Debentures") (and any replacement Debenture or Debentures issued upon transfer or exchange of the Debentures), (ii) any additional securities issued in lieu of cash interest otherwise payable on the Debentures ("Accrued Interest Debentures") (and any replacement Accrued Interest Debenture or Accrued Interest Debentures issued upon transfer or exchange of the Accrued Interest Debentures), (iii) the Company's Amended and Restated Class B 13% Convertible Senior Subordinated Pay-in-Kind Debentures due 1999 (the "Class B Debentures") (and any replacement Class B Debenture or Class B Debentures issued upon transfer or exchange of the Class B Debentures), (iv) any additional securities issued in lieu of cash interest otherwise payable on the Class B Debentures (the "Class B Accrued Interest Debentures") (and any replacement Class B Accrued Interest Debenture or Class B Accrued Interest Debentures issued upon transfer or exchange of the Class B Accrued Interest Debentures), (v) securities outstanding on the date hereof, (vi) awards made pursuant to the Company's Stock Compensation Program,
(vii) awards made pursuant to any incentive compensation plan or arrangement approved by the Company's Board of Directors or by the Compensation Committee of the Company's Board of Directors, (viii) the Company's Series G Warrants, (ix) the Company's Series H Warrants, or (x) the Company's Series I Warrants) (such securities, collectively, the "Subject Securities") for a consideration per share less than fifty-two cents ($.52) per share (the "Trigger Price") (or, if a Pro Forma Adjusted Trigger Price shall be in effect as provided below in this Paragraph 3, then less than such Pro Forma Adjusted Trigger Price per share), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Paragraph 1 hereof, shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by (a) dividing the Trigger Price by a Pro Forma Adjusted Trigger Price per share to be computed as provided below in this Paragraph 3, and (b) multiplying the resulting quotient by the number of shares of Common Stock called for on the face of this Warrant. A Pro Forma Adjusted Trigger Price per share shall be the price computed (to the nearest cent, a fraction of half cent or more being considered a full cent):

            by dividing (i) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, by such Price), and (y) the consideration, if any, received by the Company upon such issue or sale by (ii) the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

For the purpose of this Paragraph 3:

      3.1 Stock Splits, Dividends, etc., in Common Stock or Convertible Securities. In case the Company splits its Common Stock or shall declare any dividend, or make any other distribution, upon any stock of the Company of any class payable in Common Stock, or in any stock or other securities directly or indirectly convertible into or exchangeable for Common Stock (any such stock or other securities being hereinafter called "Convertible Securities"), such split, declaration or distribution shall be deemed to be an issue or sale (as of the record date for such split,


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dividend or other distribution), without consideration, of such Common Stock or such Convertible Securities, as the case may be.

      3.2 Issuance or Sale of Convertible Securities. In case the Company shall issue or sell any Convertible Securities other than the Subject Securities, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of shares of Common Stock of the Company issuable upon the conversion or exchange of all such Convertible Securities.

            If the price per share so determined shall be less than the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, less than such Price) as of the date of such issue or sale, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the Pro Forma Adjusted Trigger Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all such Convertible Securities which shall have been converted or exchanged.

      3.3 Grant of Rights or Options for Common Stock. In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock of any class other than the Subject Securities, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing
(a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, by (b) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options.

            If the price per share so determined shall be less than the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, less than such Price) as of the date of such issue or sale, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company upon the exercise thereof, the Pro Forma Adjusted Trigger Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of


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such rights or options, if any thereof shall not have been exercised, the Pro
Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

      3.4 Grant of Rights or Options for Convertible Securities. In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities other than the Subject Securities, such Convertible Securities shall be deemed, for the purposes of subparagraph 3.2. above, to have been issued or sold for the total amount received or receivable by the Company as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, provided that, upon the expiration of such rights or options, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made upon the basis that the only Convertible Securities so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

      3.5 Dilution in Case of Other Stock or Securities. In case any shares of stock or other securities, other than Common Stock of the Company, shall at any time be receivable upon the exercise of this Warrant, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, then and in each such case the Pro Forma Adjusted Trigger Price per share shall forthwith be adjusted, substantially in the manner provided for above in this Paragraph 3, so as to protect the Holder of this Warrant against the effect of such dilution.

      3.6 Expenses, etc., Deducted. In case any shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deducting any expenses incurred and any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale.

      3.7 Determination of Consideration. In case any shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash (or a consideration which includes cash and other assets) then, for the purpose of this Paragraph 3, the Board of Directors of the Company shall promptly determine the fair value of such consideration, and such Common Stock, Convertible Securities, rights or options shall be deemed to have been issued or sold on the date of such determination in good faith. Such value shall not be more than the amount at which such consideration is recorded in the books of the Company for accounting purposes except in the case of an acquisition accounted for on a pooling of interest basis. In case any Common Stock or Convertible Securities or any rights or options to


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subscribe for, purchase or otherwise acquire any Common Stock or Convertible
Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the Board of Directors of the Company shall promptly determine in good faith what part of the consideration so received is to be deemed to be the consideration for the issue or sale of such Common Stock or Convertible Securities or such rights or options.

            The Company covenants and agrees that, should any determination of fair value of consideration or of allocation of consideration be made by the Board of Directors of the Company, pursuant to this subparagraph 3.7, it will, not less than seven (7) days after any and each such determination, deliver to the Holder of this Warrant a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company reciting such value as thus determined and setting forth the nature of the transaction for which such determination was required to be made, the nature of any consideration, other than cash, for which Common Stock, Convertible Securities, rights or options have been or are to be issued, the basis for its valuation, the number of shares of Common Stock which have been or are to be issued, and a description of any Convertible Securities, rights or options which have been or are to be issued, including their number, amount and terms.

      3.8 Record Date Deemed Issue Date. In case the Company shall take a record of the Holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

      3.9 Shares Considered Outstanding. The number of shares of Common Stock outstanding at any given time shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but shall exclude shares in the treasury of the Company.

      3.10 Duration of ProForma Adjusted Trigger Price. Following each computation or readjustment of a Pro Forma Adjusted Trigger Price as provided in this Paragraph 3, the newly computed or adjusted Pro Forma Adjusted Trigger Price shall remain in effect until a further computation or readjustment thereof is required by this Paragraph 3.

      4. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATIONS, ETC. In case at any time or from time to time after the Issuance Date the Holders of the Common Stock of the Company of any class (or any other shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive:

            (a) other or additional stock or other securities or property (other than cash) by way of dividend;

            (b) any cash paid or payable out of capital or paid-in surplus or surplus created as a result of a revaluation of property by way of dividend; or


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            (c)   other or additional (or less) stock or other securities or property (including cash) by way of stock-split, spin-off, split-off, split-up, reclassification, combination of shares or similar corporate rearrangement;

(other than additional shares of Common Stock issued to holders of Common Stock as a stock dividend or stock-split, adjustments in respect of which shall be covered by the provisions of Paragraph 3 hereof), then in each case the Holder of this Warrant, upon the exercise hereof as provided in Paragraph 1 hereof, shall be entitled to receive, in lieu of, or in addition to, as the case may be, the shares theretofore receivable upon the exercise of this Warrant, the amount of stock or other securities or property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if, on the Issuance Date, he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional (or less) stock or other securities or property (including cash in the cases referred to in clauses (b) and (c) above) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Paragraphs 3 and 5 hereof.

      5. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time deliverable on the exercise of this Warrant) after the date hereof, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Paragraph 1 hereof, at any time after the consummation such reorganization, consolidation, merger or conveyance, shall be entitled to receive the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments as provided in Paragraphs 3 and 4 hereof; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

      6. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

      7. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of this Warrant, at the request of the Holder of this Warrant the Company at its expense shall promptly cause independent public accountants of recognized standing, selected by the Company, to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the


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facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding and (c) the Pro Forma Adjusted Trigger Price. The Company will forthwith mail a copy of each such certificate to the Holder of this Warrant.

      8. NOTICES OF RECORD DATE, ETC. In case:

            (a) the Company shall take a record of the Holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend (other than a cash or stock dividend at the same rate as the rate of the last cash or stock dividend theretofore paid) or other distribution, or to exercise any preemptive right pursuant to the Company's charter, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the times, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock of any class (or such other stock or securities) for reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up or (iii) the amount and character of the stock or other securities proposed to be issued or granted, the date of such proposed issuance or grant and the persons or class of persons to whom such stock or other securities are to be offered, issued or granted. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

      9. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant and other similar Warrants, such shares of Common Stock and other stock, securities and property as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

      10. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.


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      11. REMEDIES. The Company stipulates that the remedies at law of the
Holder of this Warrant in the event of any default by the Company in its performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

      12. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

            (a) Title to this warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

            (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

            (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

      13. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

      14. REGISTRATION RIGHTS.

            a. Registration. On or prior to October 27, 1997, the Company will file a registration statement ("Registration Statement") with the Securities and Exchange Commission ("SEC") covering (x) the Warrants, and (y) the shares of Common Stock issuable upon exercise of the Warrants (and covering such other securities as the Company shall determine in its sole discretion) (collectively "Registrable Securities"), and will use its best efforts to cause the Registration Statement to become effective on or prior to the ninetieth day after such filing and to keep the Registration Statement effective until the earlier of (i) seven years from the date it is declared effective by the SEC, or
(ii) the, sale of all of the Registrable Securities.

            b. Additional Terms. Except as otherwise expressly stated herein, the following provisions shall be applicable to the Registration Statement:

                  (i) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and if any stop order shall be issued by the SEC in connection therewith to use its reasonable efforts to obtain the


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      removal of such order. Following the effective date of the Registration
      Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and other documents necessary or incidental to a public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of its, his or her Registrable Securities; provided, however, that by accepting this Warrant, the Holder agrees, if requested by the managing underwriter(s) in connection with an underwritten public offering of the Company's equity securities, to enter into a customary agreement with such managing underwriter(s) not to offer for sale or sell its, his or her Registrable Securities for up to 180 days after such offering. The Company will use its reasonable efforts to qualify the Registrable Securities for sale in such states as the Holder of Registrable Securities shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holders offering of such Registrable Securities as the Company may reasonably request.

                  (ii) The Company shall pay all expenses incurred in complying with the provisions of this Paragraph 14, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel to the Company, securities law and blue sky fees and expenses and the expenses of any regular and special audits incident to or required by any such registration. All underwriting discounts and selling commissions applicable to the sales of the Registrable Securities, and any state or federal transfer taxes payable with respect to the sales of the Registrable Securities and all fees and disbursements of counsel for the Holder, if any, in each case arising in connection with registration of the Registrable Securities shall be payable by the Holder.

                  (iii) In connection with the registration of the Registrable Securities pursuant to this Paragraph 14, the Company shall indemnify and hold harmless the Holder, its affiliates, officers, directors, partners, employees, agents and representatives, each person, if any, who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person deemed to be an underwriter of the Registrable Securities and any person claiming by or through any of them (collectively, the "Indemnified Persons") from and against all losses, claims, damages, expenses or liabilities (or actions in respect thereof) arising out of or are based upon any untrue statement of any material fact contained in the Registration Statement or alleged untrue statement, under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and will reimburse the Indemnified Persons for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to any Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in the Registration Statement, said preliminary prospectus or said final prospectus or said amendment or supplement or any document incident thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder.

                  (iv) The Holder will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company from and against any and all such losses, claims, damages or liabilities arising from any untrue statement in, or omission from, the Registration Statement, any such preliminary or final prospectus, amendment, or supplement or document incident thereto if the statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder for use in connection with the preparation of the Registration Statement or such prospectus or amendment or supplement thereof.

                  (v) The reimbursements required by clauses (iii) and (iv) shall be made by periodic payments during the course of the investigation or defense as and when bills are received or expenses incurred; provided, however, that to the extent that an indemnified party receives periodic payments for legal or other expenses during the course of an investigation or defense, and such party subsequently received payments for such expenses from any other parties to the proceeding, such payments shall be used by the indemnified party to reimburse the indemnifying party for such periodic payments. Any party which proposes to assert the right to be indemnified under clause (iii) or (iv) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any indemnified party hereunder, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the failure to so notify such indemnifying party of any such action, suit or proceeding shall not relieve the indemnifying party from any obligation which it may have to any indemnified party hereunder unless and only to the extent that the indemnifying party is prejudiced by said lack of notice. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (A) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel), that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (C) the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (D) the indemnifying party shall not in fact have employed counsel to assume the defense of such action within 15 days after receipt of notice of such action. An indemnifying party shall not be liable for any settlement or any action or claim effected without its consent, which shall not be unreasonably withheld.

                  (vi) If the indemnification provided for in this Paragraph 14 is unavailable to any indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying, party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (vii) The Company and the Holder agree that it would not be just and equitable if contribution pursuant to clause (vi) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the contribution obligation of the Holder be greater in amount than the excess of (A) the dollar amount of proceeds received by the Holder upon the sale of the securities giving rise to such contribution obligation over (B) the dollar amount of any damages that the Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (viii) Neither the filing of the Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to exercise his, her or its Warrants or to sell his, her or its Registrable Securities.

                  (ix) The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of his, her or its Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

      15. MAILING OF NOTICES, ETC. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Company:      50 Orville Drive
                        Bohemia, New York 11716
                        Tel: (516)784-4110
                        Fax: (516) 784-4132
                        Attention: Chief Executive Officer

and if to the Holder of this Warrant to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing. Either the Company or the Holder of this Warrant, by notice given to the other parties hereto in accordance with this Section 15, may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

      16. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

      17. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      18. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of New York.

                                             LOGIMETRICS, INC.


                                             By:
                                                -------------------------------

Dated: July 29,1997

Attest:



-------------------------------

                 [To be signed only upon exercise of Warrant]

To LOGIMETRICS, INC.:

      The undersigned, the Holder of the within Series G Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ shares of Common Stock of LOGIMETRICS, INC. and herewith makes payment of $________ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to, __________, whose address is _____________.

Dated:



--------------------------------------



--------------------------------------------------------------------------------
                             (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                    Address:


--------------------------------------------------------------------------------

                  [To be signed only upon transfer of Warrant]

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________ the right represented by the within Series G Warrant to purchase the ___________ shares of the Common Stock of LOGIMETRICS, INC. to which the within Series G Warrant relates, and appoints _____________ attorney to transfer said right on the books of LOGIMETRICS, INC. with full power of substitution in the premises.

Dated:



--------------------------------------



--------------------------------------------------------------------------------
                             (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                    Address:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

In the presence of



--------------------------------------